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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-39528, 333-45682, 333-60794, 333-83844, 333-104771, 333-112324, 333-122845, 333-131700, 333-140862, 333-149104, 333-158938, 333-195558, and 333-219454) pertaining to the stock incentive and employee stock purchase plans of Silicon Laboratories Inc. of our report dated January 30, 2019, with respect to the consolidated financial statements and schedule of Silicon Laboratories Inc., and our report dated January 30, 2019, except as to the second and third paragraphs as to which the date is May 3, 2019, with respect to the effectiveness of internal control over financial reporting of Silicon Laboratories Inc., included in this Form 10-K/A for the fiscal year ended December 29, 2018.

/s/ Ernst & Young LLP

Austin, Texas
May 3, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm